UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2021
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ROOT, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39658	84-2717903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 E. Rich Street, Suite 500 Columbus, Ohio		43215
(Address of Principal Executive Offices)		(Zip Code)
(866) 980-9431
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ROOT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 7, 2021, Root, Inc. (the “Company”) announced that Daniel Manges will cease serving as Chief Technology Officer effective as of June 21, 2021. Following that date, Mr. Manges will remain an employee during a transition period and, thereafter, he intends to continue to serve the Company in a non-employee advisory capacity. Compensatory arrangements and the terms of Mr. Manges’ advisory role have not yet been determined.
Item 7.01    Regulation FD Disclosure
On June 7, 2021, the Company announced that Anirban Kundu will succeed Mr. Manges as Chief Technology Officer of the Company effective June 21, 2021. The Company’s press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.
The information contained in Item 7.01 of this Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
The following exhibit relating to Item 2.02 shall be deemed to be furnished:

Exhibit No.	Description
99.1	Root, Inc. Press Release Issued June 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT, INC.

Dated: June 7, 2021
	By:	/s/ Alexander Timm
Alexander Timm
Chief Executive Officer and Director